UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

GTSI Corp.

Incorporated in Delaware

Commission File No. 0-19394

I.R.S. Employer Identification No. 54-1248422

3901 Stonecroft Boulevard

Chantilly, Virginia  20151-1010

(703) 502-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting materials pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 14, 2006, GTSI Corp. (“Company” or “GTSI”) received a Nasdaq Staff Determination stating that GTSI failed to satisfy the requirements for continued listing under Nasdaq Market Place Rule 4310(c)(14) as a result of GTSI’s failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 with the Securities and Exchange Commission (“SEC”), and that the Company’s securities would be subject to delisting from the Nasdaq National Stock Market.

GTSI requested, and was granted, a hearing before the Nasdaq Listing Qualification Panel (“Panel”) to review the Staff Determination which will stay the delisting pending the final written decision of the Panel. This hearing is scheduled for September 14, 2006.

While there is no assurance, the Company expects to avoid delisting of its common stock from The Nasdaq National Market by filing its Form 10-Q for the period ended June 30, 2006 with the SEC before delisting would otherwise take effect.

The August 16, 2006 press release announcing the receipt of this letter by the Company is attached as Exhibit 99.1 hereto.

Item 9.01               Financial Statements and Exhibits

(d) Exhibits.

99.1	Press Release issued by GTSI Corp., headlined “GTSI Reports Receipt of Nasdaq Staff Determination Letter”, dated August 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTSI Corp.

By:	/s/ Joe Ragan
Joe Ragan
Senior Vice President and CFO

Date:  August 18, 2006